EXHIBIT 10.3

SECOND AMENDMENT TO REAL ESTATE SALE AGREEMENT

This SECOND AMENDMENT TO REAL ESTATE SALE AGREEMENT (“Amendment”) is made on September 6, 2007 between CMD REALTY INVESTMENT FUND IV, L.P., an Illinois limited partnership (“Seller”), and HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, dba Behringer Harvard Funds (“Purchaser”).

A.                                   Seller and Purchaser entered into the Real Estate Sale Agreement, dated August 15, 2007, regarding the sale and purchase of the office buildings and related improvements commonly known as “Northpoint Central”, “2603 Augusta” and “Regency Center” located in Houston, Texas and that certain First Amendment to Real Estate Sale Agreement dated September 5, 2007 (collectively, the “Original Sale Agreement”).

B.                                     Seller has requested Purchaser to waive the estoppel conditions and related rights set forth in Section 7 of the Original Sale Agreement.  Purchaser is willing to waive such conditions and rights subject to the terms and conditions set forth in this Amendment.

Seller and Purchaser agree as follows:

1.                                       Defined Terms.  All of the terms used in this Amendment have the same meanings set forth for such terms in the Original Sale Agreement, except to the extent expressly provided otherwise in this Amendment.  The term “Sale Agreement” means the Original Sale Agreement, as amended by this Amendment and as hereafter further amended from time to time.

2.                                       Estoppel Conditions.  Purchaser hereby waives the Tenant Estoppel Condition set forth in Section 7(a) of the Original Sale Agreement and all rights to terminate the Sale Agreement under Section 7(a) and Section 7(d) of the Original Sale Agreement.  Seller and Purchaser each waive the Extension Right under Section 7(c) of the Original Sale Agreement.  Purchaser hereby acknowledges and agrees that it received an estoppel certificate from the Association which satisfies the requirements of Section 7(b) of the Original Sale Agreement.

3.                                       T.R. Moore — Indemnity.  T.R. Moore & Company, P.C. (“T.R. Moore”), a tenant under one of the Leases, has not as of the date hereof, delivered to Seller and Purchaser a tenant estoppel certificate that is acceptable to Purchaser.  T.R. Moore has stated in its estoppel certificate that it believes it may have been overcharged for operating expenses for prior years (the “Base Year Claim”.)  Notwithstanding the Base Year Claim, Purchaser has agreed to waive its Tenant Estoppel Condition and proceed to Closing.  In consideration of the foregoing, Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against all claims(including reasonable attorneys’ fees)  by T.R. Moore with respect to the Base Year Claim (the “Base Year Indemnity”), provided, however, in no event shall Seller’s liability under the foregoing Base Year Indemnity exceed $50,000.00.  In addition, upon Closing, Seller shall deposit into escrow out of the proceeds of Closing the sum of $50,000.00 (the “Base Year Claim Security”) to provide Purchaser with adequate funds necessary to resolve the Base Year Claim with T.R. Moore and to secure Seller’s performance under the Base Year Indemnity.  The Base Year Claim Security shall be held in escrow following the Closing and disbursed by

Escrow Agent pursuant to the “Post-Closing Escrow Agreement” attached hereto and made a part hereof as Exhibit A.  Seller and Purchaser each hereby covenant and agree to execute and deliver to the other at Closing the Post-Closing Escrow Agreement attached hereto as Exhibit A.  In addition, it shall be a condition precedent to Purchaser’s obligation to close the transaction contemplated under the Sale Agreement that the Base Year Claim Security be deposited in escrow with the Escrow Agent and that Seller execute and deliver to Purchaser (through the closing escrow) the Post-Closing Escrow Agreement.

4.                                       Survival.  Seller’s obligations under the Base Year Indemnity shall survive until the earlier of (1) the date Purchaser and T.R. Moore settle the Base Year Claim, (2) the date the entire Base Year Security has been paid out of the escrow pursuant to the terms of the Post-Closing Escrow Agreement and (3) August 31, 2009 (the Termination Date”).  On the Termination Date, the Base Year Indemnity shall be deemed to be of no further force or effect, and Purchaser shall be deemed to have released Seller from all claims with respect to all matters related to the Base Year Claim.

5.                                       Full Force and Effect.  Except to the extent expressly provided otherwise in this Amendment, all of the terms and conditions set forth in the Original Sale Agreement shall remain in full force and effect.

6.                                       Counterparts; Facsimile; E-Mail.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  For purposes of this Amendment, any signature transmitted by facsimile or e-mail (in pdf format) shall be considered to have the same legal and binding effect as any original signature.

[balance of page intentionally left blank; signature page follows]

2

[signature page to Second Amendment to Real Estate Sale Agreement]

PURCHASER:

HARVARD PROPERTY TRUST, LLC,
a Delaware limited liability company, dba
Behringer Harvard Funds

By:	/s/ Gary S. Bresky
Printed Name:		Gary S. Bresky
Its:		Chief Financial Officer / Treasurer

SELLER:

CMD REALTY INVESTMENT FUND IV,
L.P., an Illinois limited partnership

By:	CMD/FUND IV GP INVESTMENTS,
L.P., an Illinois limited partnership, its
general partner

	By:	CMD REIM IV, INC., an Illinois
corporation, its general partner

		By:	/s/ Randall Highley
		Printed Name:	Randall Highley
		Its:	Vice President

EXHIBIT A

POST-CLOSING ESCROW AGREEMENT

THIS POST-CLOSING ESCROW AGREEMENT (this “Agreement”) is entered into as of September __, 2007, by and among CMD REALTY INVESTMENT FUND IV, L.P., an Illinois limited partnership (“Seller”), and BEHRINGER HARVARD AUGUSTA LP, a Texas limited partnership (“Purchaser”) and REPUBLIC TITLE OF TEXAS, INC. (“Escrow Agent”).

RECITALS

A.                                   Seller and Harvard Property Trust, LLC, a Delaware limited liability company, dba Behringer Harvard Funds (“Original Purchaser”) entered into that certain Real Estate Sale Agreement dated as of August 15, 2007 regarding certain real property commonly known as “Northpoint Central”, “2603 Augusta” and “Regency Center,” located in Houston, Texas (the “Original Agreement”), as amended by that certain First Amendment to Real Estate Sale Agreement dated September 5, 2007 (the “First Amendment”), as further amended by that certain Second Amendment to Real Estate Sale Agreement dated September 6, 2007 (the “Second Amendment”; and together with the Original Agreement and the First Amendment, collectively, the “Sale Agreement”).  Original Purchaser assigned all of its right, title and interest in and to the Sale Agreement to Behringer Harvard Opportunity OP I, LP, a Texas limited partnership (“Behringer”) which assigned all of its right, title and interest in and to the Sale Agreement to Purchaser pursuant to that certain Assignment of Real Estate Sale Agreement by and between Behringer and Purchaser dated to be effective as of August 15, 2007.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

B.                                   Pursuant to the Sale Agreement, Seller has agreed that Seller shall establish an escrow account at the Closing thereunder to serve as security for Seller’s Base Year Indemnity (as defined in the Second Amendment).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller, Purchaser and Escrow Agent hereby agree as follows:

1.                                       Appointment of Escrow Agent.  Seller and Purchaser hereby appoint and designate Escrow Agent as the escrow agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment.

2.                                       Deposit and Investment of Funds.

(a)                                  Upon the Closing under the Sale Agreement, Seller shall deposit with Escrow Agent out of the proceeds of closing the cash amount of Fifty Thousand and No/100ths Dollars ($50,000.00) (the “Base Year Claim Security”) in an escrow account in the name of Seller (the “Escrow Account”), to be released from such Escrow Account in accordance with the terms of this Agreement.

(b)                                 Escrow Agent shall invest all cash amounts deposited into the Escrow Account (and all payments, collections, interest and other proceeds of any such investments) in money market accounts or such other investments as Seller and Purchaser may approve in writing.  Escrow Agent shall have no liability for any loss incurred by reason of any such investments, except for actions which result from its fraud, negligence or willful misconduct.  All interest received with respect to the Base Year Claim Security shall be disbursed by Escrow Agent as provided in this Agreement.

3.                                       Draws of Base Year Security.

(a)                                  At any time after the Closing and after the satisfaction of the procedures set forth in this Section 3(a) and until the Termination Date, Purchaser shall be entitled to have funds released from the Escrow Account at its discretion in amounts up to the full remaining principal amount of the Base Year Claim Security for the purpose of satisfying the Base Year Claim (as defined in the Second Amendment) with T.R. Moore (as defined in the Second Amendment), including reasonable attorneys’ fees.  In order to be entitled to funds from the Escrow Account, Purchaser shall submit to Escrow Agent and Seller a copy of a written request to disburse funds to T.R. Moore and a detailed explanation of the settlement Purchaser reached with T.R. Moore with respect to the Base Year Claim together with supporting documentation evidencing the basis upon which such settlement was reached.  Escrow Agent shall release funds from the Escrow Account in accordance with any such request upon confirmation of Seller’s receipt of such prior notice and supporting documentation, provided, however, if Seller does not acknowledge receipt of such notice and documentation within five (5) business days following the date Seller receives such notice, then Seller shall be deemed to have acknowledged such receipt.  Notwithstanding anything in this Section 3 to the contrary, Seller shall have no rights of approval with respect to the amount of the Base Year Claim or any other aspect of the settlement or documentation (except that Seller’s liability in respect to such claim, attorneys’ fees and any settlement of such claim is limited to the amount of the Base Year Claim Security), and Escrow Agent shall release the funds as requested upon Seller’s acknowledgement of receipt of such notice and supporting documentation or Seller’s deemed receipt of same.  As used herein, the term “Termination Date” shall mean the earlier of (1) the date Purchaser and T.R. Moore settle the Base Year Claim, (2) the date the entire Base Year Claim Security has been paid out of this escrow pursuant to the terms of this Agreement and (3) August 31, 2009.

(b)                                 Escrow Agent shall return any remaining portion of the Base Year Claim Security to Seller upon the Termination Date.

4.                                       Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas.

5.                                       Headings.  The headings used herein are for convenience only and are not to be used in interpreting this Agreement.

6.                                       Amendments.  This Agreement may only be amended by a written amendment executed by all the parties hereto.

7.                                       Further Assurances.  The parties hereto agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Agreement.

8.                                       Counterparts; Facsimile/Computer Scanned Image Execution.  This Agreement may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement.  Facsimile or computer scanned image transmissions evidencing the execution of this Agreement shall be acceptable, with original execution pages to be delivered to each party by mail.

9.                                       Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of Seller, Purchaser, Escrow Agent and their respective personal representatives, heirs, successors and assigns.

10.                                 Attorneys’ Fees.  If any suit is filed to enforce the terms hereof, the prevailing party shall be entitled to its reasonable attorneys’ fees.

11.                                 Notices.  Any notices or other communications permitted or required to be given hereunder shall be in writing, shall be delivered personally, by reputable overnight delivery service, or by fax (provided a hard copy is delivered on the next Business Day by personal delivery or reputable overnight delivery service), and shall be addressed to the respective party as set forth in this Section 11.  All notices and communications shall be deemed given and effective upon receipt thereof.

To Seller:	CMD Realty Investment Fund IV, L.P.
c/o Wind Realty Partners
101 North Wacker Drive, Suite 2002
Chicago, Illinois 60606
	Attn:	Mr. Joseph Bowar
	Phone:	(312) 525-8224
	Fax:	(312) 525-8018
	Email:	jbowar@windrp.com

with a copy to:	DLA Piper US LLP
203 North LaSalle Street
Suite 1900
Chicago, Illinois 60601
	Attn:	Randal J. Selig, Esq.
	Phone:	(312) 368-2120
	Fax:	(312) 630-5351
	Email:	randal.selig@dlapiper.com

with a copy to:	c/o F. H. Prince & Co. Inc.
303 West Madison
Suite 1900
Chicago, Illinois 60606
	Attn:	Randall Highley
	Phone:	(312) 419-9500
	Fax:	(312) 419-9502

To Purchaser:	Behringer Harvard
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
	Attn:	Joe Jernigan
	Phone:	(866) 655-3600
	Fax:	(866) 655-3610

with a copy to:	Powell & Coleman
8080 North Central Expressway
Suite 1380
Dallas, TX 75231
	Attn:	Carol Satterfield, Esq.
	Phone:	(469) 341-2423
	Fax:	(214) 373-8768

To Escrow Agent:	Republic Title of Texas, Inc.
2626 Howell Street
10th Floor
Dallas, Texas 75204
	Attn:	Gwen Behrens
	Phone:	(214) 754-7774
	Fax:	(214) 855-8898

or to such additional or other persons, at such other address or addresses as may be designated by notice from Purchaser or Seller or Escrow Agent, as the case may be, to the others.  Notices by hand delivery shall be deemed given and effective upon the delivery thereof.  Notices by overnight courier shall be deemed given and effective on the first business day following the delivery thereof to Federal Express, UPS or another recognized overnight courier service (or, in the case of notices addressed to a party outside the United States, on the third business day following the delivery thereof to such overnight courier service).

12.                                 Duties of Escrow Agent; Indemnification.  Purchaser and Seller, jointly and severally, hereby agree to protect, defend, indemnify and hold harmless Escrow Agent from and against any and all liability, claims, including without limitation demands, losses, damages, actions and causes of action, and to reimburse expenses, costs and reasonable attorneys’ fees which Escrow Agent, at any time, may sustain or incur in connection with this Agreement, excepting claims, demands, losses, damages, actions and causes of action caused by the fraud, negligence, or willful misconduct of Escrow Agent.  Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own fraud, negligence or willful misconduct.  Escrow Agent’s duties shall be determined only with reference to this Post-Closing Escrow Agreement, the Sale Agreement and applicable laws, and Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement.  If in doubt as to its duties and responsibilities hereunder, Escrow Agent may (i) consult with counsel of its choice and shall be protected in any action taken or omitted in connection with the written advice or opinion of such counsel; or (ii) place the matter before any court of competent jurisdiction, transferring to the court the entire balance of the Base Year Claim Security, whereupon Escrow Agent shall be relieved of any further obligations hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Post-Closing Escrow Agreement effective as of the date first above written.

PURCHASER:

BEHRINGER HARVARD AUGUSTA LP, a Texas limited partnership

By:
Printed Name:
Its:

SELLER
CMD REALTY INVESTMENT FUND IV, L.P., an Illinois limited partnership

By: CMD/FUND IV GP INVESTMENTS, L.P., an Illinois limited partnership, its general partner

By: CMD REIM IV, INC., an Illinois corporation, its general partner

By:
Printed Name:
Its:

ESCROW AGENT:	REPUBLIC TITLE OF TEXAS, INC.

By:
Name:
Title: